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                                                                   Exhibit 10.29

SUBLEASE AGREEMENT

This SUBLEASE, made and entered into this 4th day of April, 2000, by and between CHALLENGER CENTER FOR SPACE SCIENCE EDUCATION, A TEXAS NON-PROFIT CORPORATION, herein after called "Sublandlord", and NEWSREAL, INC (D/B/A YELLOWBRIX). herinafter called "Subtenant", a DELAWARE CORPORATION, incorporates by reference the lease Agreements attached hereto and marked as Exhibit "A" (the "Lease") made and entered into and by and between 1994 FUND II L.C., A VIRGINIA LIMITED LIABILITY COMPANY AS LANDLORD, and CHALLENGER CENTER FOR SPACE SCIENCE EDUCATION, A TEXAS NON-PROFIT CORPORATION AS TENANT, in all of the provisions, except as modified herein, insofar as each and any of those provisions refer and relate to the occupancy and use of the leased premises described therein, situated in the 1029 NORTH ROYAL STREET Office Building IN ALEXANDRIA, VIRGINIA, and the conditions attaching to such occupancy and use, which are the subject of this Sublease Agreement.

WITNESSETH:

1) The Sublandlord hereby leases to the Subtenant and the Subtenant accepts from the Sublandlord the Premises as outlined on Exhibit "B" attached hereto and made a part of this Agreement, said Premises containing approximately 6,344 square feet of gross rentable area, and located on the THIRD (3RD) floor of 1929 NORTH ROYAL STREET, ALEXANDRIA, VIRGINIA which includes the Sublandlord's proportionate share of the corridors and restrooms of the Building. The Premises subleased hereunder constitute the entirety of the Premises leased under the Lease.

2) Subject to and upon the conditions herein set forth, this Sublease shall commence on APRIL 8, 2000 and terminate on JULY 31, 2000. Subtenant must vacate the property by July 31, 2000 unless it receives written approval to enter into a prime lease with the Landlord.

3) All references to "Articles" in this Sublease Agreement shall refer to those articles in the Lease attached hereto and marked as Exhibit "A."

4) The Subtenant agrees to pay directly to the Sublandlord total base rent of FORTY-FOUR THOUSAND FOUR HUNDRED AND EIGHT DOLLARS ($44,408) for the premises described herein in advance in successive monthly installments of ELEVEN THOUSAND ONE HUNDRED AND TWO DOLLARS ($11,102.00) each due on the first day of each and every calendar month during the term of this Sublease, without any setoff or deduction whatsoever and without any prior demand being made therefore. Should the Subtenant occupy the leased premises or should the base rent commence to accrue on a date other than the first day of a calendar month, the Subtenant shall pay the first full monthly installment for such fractional month, prorated on the basis of a thirty (30) day month. Subtenant shall have no obligation to pay any Additional Rent as otherwise described in Part 4 of the Lease.

5) The Subtenant acknowledges and accepts the obligation of services provided by Landlord, as described in Part 5 and Part 6 of the Lease. However, should Subtenant's electrical use exceed building standard use per section 6.03 of the Lease, any charges for excess electrical consumption shall not be chargeable to the Sublandlord, per the conditions of the original Lease, but shall devolve by this instrument to the Subtenant who is party hereto. If Landlord should fail to provide such services to the Premises, Sublandlord will exercise reasonable efforts to cause Landlord to provide such services (as described in Parts 5 and 6 of the Lease) to the Premises. Additionally, should Sublandlord be billed by
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SUBLEASE AGREEMENT
PAGE TWO


Landlord for excessive electrical consumption during the term of this Sublease, which shall include but not be limited to the use of Heating and Air Conditioning after hours ("electrical charges") in the Premises, Subtenant shall reimburse Sublandlord for these electrical charges within five (5) business days upon receipt of invoice. Default provisions in the Lease shall apply to Subtenant should these electrical charges not be paid within five (5) days after Sublandlord gives Subtenant notice of past due payment of electrical charges.

6) The Subtenant agrees to deposit with the Sublandlord a security deposit of one (1) month rent equal to ELEVEN THOUSAND ONE HUNDRED AND TWO DOLLARS ($11,102.00) at the time the Sublease Agreement is signed by Subtenant and submitted to Sublandlord for approval, which amount shall be retained by the Sublandlord as security for the faithful performance of all of the covenants, conditions and agreements of this Sublease. Sublandlord shall return the full amount of the security (except to the extent Sublandlord has properly applied the security against monies owed by Subtenant to Sublandlord or to the cost of restoration to the Premises) to Subtenant within thirty (30) days after Subtenant's surrender of the Premises.

7) The premises shall be occupied solely for general office use by Subtenant.

8) On the Commencement Date, Sublandlord will deliver the Premises, and the Subtenant will accept the Premises "AS-IS, WHERE-IS" in its then current condition.

9) It is understood that Subtenant may propose improvements to the premises, which shall be defined as "Subtenant Work." Subtenant Work shall be considered Alerations, as referenced in Part 9 of the Lease. All proposed Subtenant Work shall be presented to the Sublandlord and to the Landlord for prior approval per the conditions described in section 9.01 of the Lease. Any costs associated with Subtenant Work, including all architectural and engineering fees as well as installation of all telephone and computer cabling in the premises, shall be at Subtenant's sole cost and expense, except for the provision of a 48-port patch panel located in the telephone closet, associated category 5 cabling and 48 ethernet outlets, terminated with an RJ45 jack to be provided by Sublandlord. Should Landlord require removal of Subtenant Work per the conditions sited in
Part 9, the cost of such removal and restoration shall be at Subtenant's sole cost and expense. Both Sublandlord and Subtenant acknowledge and agree that all construction previously provided by Landlord, outlined in Exhibit B of Lease was completed at the commencement of the Lease and that Subtenant shall have no obligation to restore or remove any alterations or Leasehold Improvements other than Subtenant Work. It is understood that Subtenant shall install magnetic locks on the front suite entrance door and on the back door to the suite which shall be considered Subtenant Work. Subtenant shall furnish magnetic entry cards to allow access to the suite to the Sublandlord and to the Landlord upon request. Subtenant shall also restore any door or wall damaged as a result of lock installation at the termination date of this sublease agreement.

10) During the Term hereunder, Subtenant shall sublease Seventeen (17) Parking Spaces at a rate of Ninety Dollars ($90.00) per month per space. The parking fee is due to be paid to Sublandlord on the first day of each calendar month. Any parking fee abatement which was referenced in Article 4 of the Lease has been satisfied and will not be apart of this Sublease.
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SUBLEASE AGREEMENT
PAGE THREE

11) Notwithstanding the provisions of Section 21.01 of the Lease, the cost of signage for the Subtenant shall be at Subtenant's sole cost and expense. All signage proposed by Subtenant must be presented to Sublandlord and to Landlord for approval per the provisions of Section 21.01 of the Lease.

12) Subtenant acknowledges and accepts the requirement for insurance coverage as referenced in Section 12.01 of the Lease and shall deliver to Sublandlord a certificate of insurance prior to its occupancy of the Premises.

13) To clarify Section 13.01 of the Lease, Damage to Premises, if any damage or injury to the Premises is caused by Subtenant, its agents, employees, or invitees and is not covered by casualty insurance carried by Sublandlord or Landlord, Subtenant shall repair and restore the Premises at its expense upon notice from Sublandlord. All other provisions in this Section shall apply. Subtenant shall restore the Premises to its condition at time of Sublease commencement at the end of the Sublease term, normal wear and tear excepted (and removal of Subtenant work subject to SubLandlord's request for said removal.)

14) Notwithstanding the provisions of Part 15 of the Lease, Assignment and Subletting, no portion of the Premises or of Subtenant's interest in this Sublease may be acquired by any other person or entity, whether by assignment or otherwise, without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord's sole discretion. Any attempted transfer without consent shall be void.

15) Neither Sublandlord nor Subtenant has employed any leasing broker other than Insignia ESG, Inc. (representing the Subtenant) and Kelley Commercial Real Estate, Inc. (representing the Sublandlord). Sublandlord shall pay brokerage fees to both brokers in accordance with a separate agreement.

16) This Sublease is subordinate to the Lease between Sublandlord (also known as "Tenant") and Landlord as referenced herein, and to matters which the Lease is or shall be subordinate, and that in the event of the termination of the Lease, or the re-entry or dispossession of Sublandlord by Landlord under the Lease, Landlord, at its option, may either terminate the sublease to Subtenant, in which case the Subtenant shall peacefully vacate the premises sublet, or, require the Subtenant to attorn to Landlord as its sublessor pursuant to the then applicable terms of such Sublease for the remaining term thereof, except that Landlord shall not be (i)liable for any previous act or omission of Tenant as Sublandlord under such Sublease, (ii) subject to any offset which theretofore accrued to such Subtenant against Tenant, or (iii) bound by any previous modification of such Sublease not consented to in writing by Landlord or by a previous prepayment of rent more than one month in advance.

17)    Addresses:

       Sublandlord's Address:
       Challenger Center for Space Science Education
       1250 North Pitt Street
       Alexandria, Virginia 22314
       TO THE ATTENTION OF: Mr. Vance Ablott


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SUBLEASE AGREEMENT
PAGE FOUR

Subtenant's Address (Before Occupancy):

        YellowBrix
        66 Canal Center Plaza
        Alexandria, VA 22314
        TO THE ATTENTION OF: Brian Rosenfelt

        After Occupancy:

        YellowBrix
        1029 North Royal Street, Suite 300
        Alexandria, Virginia 22314
        TO THE ATTENTION OF: Brian Rosenfelt


18) Notwithstanding the provisions of Section 17.02 of the Lease (Holdover), should Subtenant not vacate the Premises by the end of the Sublease Term, Subtenant shall pay monthly rent in the amount of Two Hundred Percent (200%) of the rent as stipulated in this Sublease Agreement.

19) All provisions in the lease regarding Default, Part 22, with the exception of the following provisions: Section 22.01, (b) which allows Tenant to fail to pay timely rent twice in any twelve (12) month period prior to default and; Section 22.01 (k) which allows Tenant to fail to perform any term (other than the payment of rent) three (3) times in any period of twelve (12) months prior to default, shall apply to the Subtenant (referred to as Tenant in the Lease) and the Sublandlord, (referred to as Landlord in the Lease).

20) Expansion Option, Article 5 of the Lease shall not apply to this Sublease.

21) This Sublease Agreement contains the entire agreement between the parties with respect to the subject matter contained herein. Both parties agree that all of the terms and conditions of the lease Agreements attached as Exhibit "A" to this Sublease Agreement shall bind the parties except as modified herein.


WITNESS OR ATTEST:                           SUBLANDLORD:



      [SIG]                           BY: /s/ LYNN D. HERON
----------------------                   ---------------------------------------
                                      TITLE: EXECUTIVE VICE PRESIDENT-OPERATIONS
                                            ------------------------------------
                                      DATE:  April 3, 2000
                                           -------------------------------------


WITNESS OR ATTEST:                          SUBTENANT:



      [SIG]                           BY: /s/ BRIAN ROSENFELT
----------------------                   ---------------------------------------
                                      TITLE: CORPORATE CONTROLLER
                                            ------------------------------------
                                      DATE:     4-3-00
                                           -------------------------------------


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SUBLEASE AGREEMENT
PAGE FIVE


SUBLEASE APPROVED FOR LANDLORD BY:

AGENT FOR LANDLORD:              [SIG]
                    ---------------------------------

TITLE:     MANAGER
      -----------------------------------------------

DATE:   APRIL 6. 2000
     ------------------------------------------------